EXHIBIT 16.1

February 5, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549

Ladies and Gentlemen:

We have read the statements made by Weidai Ltd. (the “Company”) in its Form 6-K dated February 5, 2025. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com